UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2007

Option One Mortgage Loan Trust 2007-4
(as issuing entity)

Option One Mortgage Acceptance Corporation
(as depositor)

Option One Mortgage Corporation
(as sponsor)

Delaware	333-130870-09	33-0727357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Ada Irvine, California		92618
(Address of Principal Executive Offices		(Zip Code)

Registrant's telephone number, including area code: (914) 790-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Description of the Certificates and the Mortgage Pool

On April 19, 2007 (the “Closing Date”), a single series of certificates, entitled Option One Mortgage Loan Trust 2007-4, Asset-Backed Certificates, Series 2007-4 (the “Certificates”), was issued pursuant to a pooling and servicing agreement, dated as of April 1, 2007 (the “Agreement”), among Option Mortgage Acceptance Corporation as depositor (the “Depositor”), Option One Mortgage Corporation (“Option One”) as servicer (the “Servicer”) and Wells Fargo Bank, N.A. as trustee (the “Trustee”).

The Certificates designated as the Series 2007-4 Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of conventional, one- to four- family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). As of the Closing Date, the Trust Fund primarily consisted of the Mortgage Pool, which consisted of Mortgage Loans having an aggregate principal balance as of April 1, 2007 (the “Cut-off Date”) of $1,200,000,003.66.

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of the Cut-off Date based on information regarding the Mortgage Pool as of the Closing Date.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Item 601(a) of Regulation S-K Exhibit No.	Description
99.1	Characteristics of the Mortgage Pool as of April 1, 2007, Option One Mortgage Loan Trust 2007-4, Asset-Backed Certificates, Series 2007-4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 4, 2007
OPTION ONE MORTGAGE ACCEPTANCE CORPORATION

By:	/s/ Charles T. Harkins
Name:	Charles T. Harkins
Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Characteristics of the Mortgage Pool as of April 1, 2007, Option One Mortgage Loan Trust 2007-4, Asset-Backed Certificates, Series 2007-4.